American Funds Insurance Series
                             333 South Hope Street
                       Los Angeles, California 90071-1406

                              Phone (213) 486 9320
                               Fax (213) 486 9455

American Funds Insurance Series - Cash Management Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

------------------ --------------------------------
Share Class            Total Income Dividends
                                 (000's omitted)
------------------ --------------------------------
------------------ --------------------------------
Class 1            $768
------------------ --------------------------------
------------------ --------------------------------
Total              $768
------------------ --------------------------------
------------------ --------------------------------
Class 2            $570
------------------ --------------------------------
------------------ --------------------------------
Class 3            $190
------------------ --------------------------------
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Total              $760
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Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

-------------------- -------------------------------------------
Share Class             Dividends from Net Investment Income
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 1              $0.0860
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 2              $0.0570
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 3              $0.0860
-------------------- -------------------------------------------


Item 74U1 and 74U2
------------------
Number of shares outstanding

------------------ ----------------------------------
Share Class               Shares Outstanding
                                 (000's omitted)
------------------ ----------------------------------
------------------ ----------------------------------
Class 1            7,032
------------------ ----------------------------------
------------------ ----------------------------------
Total              7,032
------------------ ----------------------------------
------------------ ----------------------------------
Class 2            10,003
------------------ ----------------------------------
------------------ ----------------------------------
Class 3            1,800
------------------ ----------------------------------
------------------ ----------------------------------
Total              11,803
------------------ ----------------------------------

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

----------------------- -------------------------
                                 Net Asset Value
Share Class                    Per Share
----------------------- -------------------------
----------------------- -------------------------
Class 1                 $11.09
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----------------------- -------------------------
Class 2                 $11.05
----------------------- -------------------------
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Class 3                 $11.07
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